EXHIBIT 99.1

Charge Enterprises Completes $10 Million Common Stock Financing with an Affiliate of Island Capital Group LLC

New York – April 26, 2022 – Charge Enterprises, Inc. (Nasdaq: CRGE) (“Charge”), consisting of a portfolio of global businesses with the vision of connecting people everywhere with communications and electric-vehicle charging ("EV") infrastructure, today announced the successful completion of a $10.0 million financing pursuant to a previously disclosed Securities Purchase Agreement with an investment vehicle controlled by Island Capital Group LLC ("Island Capital"), a merchant bank with synergistic investing and advisory platforms specializing in real estate and real estate related transactions. Charge issued approximately 1.43 million shares of Charge common stock at a price of $7.00 per share in exchange for cash proceeds of $10.0 million. The company also issued warrants to purchase up to 2 million shares of Charge’s common stock with an exercise price of $8.50 per share with a three-year term. Charge intends to use the proceeds of the transaction for general corporate purposes, including organic growth initiatives.

“Opportunities continue to emerge within the dynamic electric vehicle charging and 5G wireless network installation space, and we see Charge’s impressive management team moving aggressively to capture this growth. We are excited to increase our investment in Charge and to partner with them in pursuit of innovative strategies,” said Andrew L. Farkas, Managing Member, Chairman and Chief Executive Officer of Island Capital.

“We are delighted to expand our relationship with Island Capital, an esteemed innovator, with a strong investment platform, featuring highly strategic real estate relationships. We value their partnership in Charge’s growth and look forward to future collaboration,” said Charge's Founder, Chairman and CEO Andrew Fox.

The securities offered and sold by Charge in the private placement have not been registered under the Securities Act of 1933 or state securities laws and may not be offered or sold in the United States absent registration with the U.S. Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. Charge has agreed to file a registration statement with the SEC covering the resale of the shares of common stock and the common stock underlying the warrants issued in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of any such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About Island Capital

Island Capital Group LLC is a merchant bank headquartered in New York City with synergistic investing and advisory platforms specializing in real estate transactions. The company provides turnaround, restructuring, capital raising and other advisory services, with over 30 years of expertise in creating value across more than $250 billion of complex distressed transactions. Island Capital comprises a diverse platform of commercial real estate services, from fund management to financial advisory and consulting. The platform includes C-III Capital Partners LLC, NAI Global, Island Global Yachting and The Planning & Zoning Resource Company LLC. The company is led by Andrew Farkas as Chairman and CEO and is headquartered in New York, NY. For more information about Island Capital, please visit www.islandcapital.com.

About Charge Enterprises Inc.

Telecommunications

Our Telecommunications business ("Telecommunications") has provided termination of both voice and data to Carriers and Mobile Network Operators ("MNOs") globally for over two decades and we will selectively add profitable products and services to this long-established business.

Infrastructure

Our Infrastructure business ("Infrastructure") has a primary focus on two fast growing sectors: electric vehicle ("EV") charging, and Telecommunications Network 5G, including cell tower, small cell, and in-building applications. Solutions for these two sectors include: Design and Engineering, Equipment Specification and Sourcing, Installation, Data and Software Solutions, and Service and Maintenance.

To learn more about Charge, visit Charge Enterprises.

Notice Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect current expectations or beliefs regarding future events or Charge's future performance. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "continues", "forecasts", "projects", "predicts", "intends", "anticipates", "targets" or "believes", or variations of, or the negatives of, such words and phrases or state that certain actions, events or results "may", "could", "would", "should", "might" or "will" be taken, occur or be achieved. All forward-looking statements, including those herein, are qualified by this cautionary statement.

Although Charge believes that the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the business plans and strategies of Charge, Charge's future business development, market acceptance of electric vehicles, Charge's ability to generate profits and positive cash flow, changes in government regulations and government incentives, subsidies, or other favorable government policies, and other risks discussed in Charge's filings with the U.S. Securities and Exchange Commission ("SEC"). Readers are cautioned that the foregoing list of risks and uncertainties is not exhaustive of the factors that may affect forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release or as of the date or dates specified in such statements. For more information on us, investors are encouraged to review our public filings with the SEC which are available on the SEC's website at www.sec.gov. Charge disclaims any intention or obligation to update or revise any forward- looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Media Contacts:

Steve Keyes (248) 952-7022

Steve.keyes@centigrade.com

Investor Relations:

Carolyn Capaccio, CFA (212) 838-3777

Ccapaccio@lhai.com